News Release	TRW Automotive 12001 Tech Center Drive Livonia, MI 48150

Investor Relations Contact:
Patrick R. Stobb
(734) 855-3140

Media Contact:
Manley Ford
(734) 855-2616
TRW Automotive Reports Fourth Quarter and Full Year 2005 Financial Results; Provides 2006 Outlook
LIVONIA, MICHIGAN, February 21, 2006 — TRW Automotive Holdings Corp. (NYSE: TRW), the global leader in active and passive safety systems, today reported fourth-quarter 2005 financial results with sales of $3.1 billion, a decrease of 1.6 percent compared to the same period a year ago. Net earnings for the quarter were $59 million, or $0.57 per diluted share, which compares to net losses of $62 million or $(0.63) per share in the prior year quarter.
Fourth-quarter 2005 earnings included a reduction in reserves for litigation that increased earnings by $18 million. In comparison, prior year results included pre-tax expenses of $125 million, primarily for loss on retirement of debt associated with the repurchase of an acquisition related seller note. Net earnings excluding the effect of these items in both periods, net of the assumed tax impacts, were $41 million or $0.40 per diluted share in the current year compared to $34 million or $0.34 per diluted share in the prior year quarter.
Net earnings, excluding the $18 million reduction in reserves for litigation, were above previously provided guidance primarily due to a lower amount of tax expense and better than expected operating performance that in the aggregate offset a higher level of restructuring costs in the quarter.

1

During the fourth quarter, the Company completed its acquisition of a 68.4% controlling stake in Dalphi Metal Espana, S.A. (“Dalphimetal”) for cash of approximately $134 million, subject to post closing adjustment, plus the assumption of debt totaling approximately $91 million.
The Company reported full-year 2005 sales of $12.6 billion, an increase of 5.3 percent, compared to the prior year. Net earnings for the year were $204 million, or $1.99 per diluted share, which compares to 2004 earnings of $29 million or $0.29 per diluted share.
Full-year 2005 net earnings included positive impacts from the reduction in reserves for litigation of $18 million and a one-time benefit of $17 million from a tax law change in Poland. The year also included expenses of $7 million for loss on retirement of debt relating to a financing transaction completed in the first half of the year. In comparison, 2004 net earnings included pre-tax expenses of $173 million primarily for loss on retirement of debt associated with various financing transactions completed in the year. Full year net earnings excluding the effect of these items from both periods, net of the assumed tax impacts, were $176 million or $1.72 per diluted share in 2005 compared to $173 million or $1.72 per diluted share in the prior year.
“We are pleased to report solid fourth quarter and full year financial results in-line with the business objectives we set at the beginning of the year,” said John Plant, president and chief executive officer. “This is quite an achievement considering the steady decline in industry fundamentals throughout the year, including lower than expected vehicle production and significant cost pressures related to higher commodity inflation, together with our decision to increase the magnitude of cost cutting actions.” Mr. Plant added, “The automotive industry, at all levels, is evolving at a remarkable pace as global competition intensifies and economic pressures continue to pose significant risks to bottom line performance. With this backdrop, TRW has accelerated its cost reduction efforts, while at the same time increasing its investment in technology in support of safety development initiatives. We believe the investments and sacrifices that are being made today will improve the Company’s long term competitiveness and best position us to support the growing global demands of our customers.”

2

Fourth Quarter 2005
The Company reported fourth-quarter 2005 sales of $3.1 billion, a decrease of $50 million or 1.6 percent compared to prior year sales of $3.2 billion. Excluding the impact of foreign currency translation, sales improved 3.0 percent compared to last year. This increase resulted primarily from higher product volumes and incremental revenue resulting from the acquisition of Dalphimetal, partially offset by the effect of six fewer calendar days in the current quarter and price reductions provided to customers.
Operating income for fourth-quarter 2005 was $133 million, essentially flat compared to the prior year level of $131 million. The 2005 quarter included the positive impact from the reduction in reserves for litigation of $18 million and the negative effect of a higher level of restructuring and asset impairment charges of $31 million between the two quarters. Excluding the impact of these items, operating income in the current year was higher due primarily to the benefit of cost reduction programs, including a lower level of net pension and OPEB expense resulting from actions to contain these costs, in excess of price reductions provided to customers. Additionally, commodity inflation and the effects of currency movements negatively impacted the current quarter as compared to last year.
Net interest and securitization expense for fourth-quarter 2005 totaled $58 million, compared to $69 million in the prior year. The prior year amount included $6 million of expenses related to a refinancing of the Company’s bank debt facilities. Excluding this amount, net interest and securitization expense declined by $5 million due to the benefit of the Company’s past deleveraging activities and a favorable level of interest income in the current quarter, partially offset by the impact of rising interest rates on the Company’s floating rate debt. The prior year period included $119 million for loss on retirement of debt related to the repurchase of its $600 million seller note payable to Northrop Grumman Corporation. Tax expense in the 2005 quarter was $22 million, which is the amount of expense required to reflect the actual tax burden for the 2005 year.

3

Net earnings in fourth-quarter 2005 were $59 million, or $0.57 per diluted share, compared to net losses of $62 million or $(0.63) per share in the 2004 period. Net earnings excluding the $18 million benefit for the reduction in reserves for litigation in the 2005 quarter and the $125 million for expenses related to financing transactions in the prior year period, net of the assumed tax impact in each case, were $41 million or $0.40 per diluted share in the current year, compared to $34 million or $0.34 per diluted share in the prior year quarter.
Earnings before interest, securitization costs, loss on retirement of debt, taxes, depreciation and amortization (“EBITDA”) were $268 million for fourth-quarter 2005, which compares to prior year EBITDA of $264 million.
Full Year 2005
The Company reported 2005 sales of $12.6 billion, an increase of $632 million or 5.3 percent compared to prior year sales of $12.0 billion. The increase resulted primarily from higher product volumes despite lower vehicle production at some of our major customers, foreign currency translation and the addition of sales resulting from the acquisition of Dalphimetal, partially offset by price reductions provided to customers.
Operating income for the 2005 year was $553 million, a decrease of $27 million compared to the prior year total of $580 million. The decrease resulted primarily from commodity inflation, increased restructuring and asset impairment costs, a higher level of research and development expenses and the impact of customer solvency issues. These negative factors were partially offset by the benefits of higher sales and cost reduction programs in excess of price reductions provided to customers and non-commodity inflation, lower pension and OPEB expenses and the reduction in reserves for litigation. Restructuring and asset impairment expenses for full-year 2005 were $107 million, compared to $38 million in the prior year period.

4

Net interest and securitization expense for 2005 totaled $231 million, which compares to $252 million in 2004. The reduction in interest related expenses is attributed to the benefits derived from past deleveraging efforts and the non-recurrence of debt retirement charges, partially offset by the impact of rising interest rates associated with the Company’s floating rate debt. In 2005, the Company incurred $7 million for loss on retirement of debt related to the partial redemption of its Euro denominated 10-1/8% senior notes. Similarly, in the 2004 period, loss on retirement of debt totaled $167 million, which consisted of the previously discussed seller note repurchase transaction and $48 million related to the Company’s initial public offering and a bank debt refinancing transaction. Tax expense for 2005 was $124 million, which included the one-time tax benefit of $17 million resulting from a tax law change in Poland. Excluding the favorable tax law change and both the $18 million reduction in litigation reserves and the $7 million for loss on retirement of debt, the effective tax rate was 44% for the year.
Full-year 2005 net earnings were $204 million or $1.99 per diluted share, which compares to net earnings of $29 million or $0.29 per diluted share in the prior year period. Net earnings in 2005 included the previously discussed one-time items related to the reduction to reserves for litigation, the tax law change in Poland and expenses for loss on retirement of debt. In comparison 2004 net earnings included previously mentioned expenses for loss on retirement of debt associated with various debt financing transactions. Full year net earnings excluding the effect of these items from both periods, net of the assumed tax impacts, were $176 million, or $1.72 per diluted share in 2005 compared to $173 million or $1.72 per diluted share in the prior year.
EBITDA for the 2005 year totaled $1,075 million, which compares to $1,080 million in the prior year period. The decline in EBITDA includes an increased level of restructuring charges and asset impairments that negatively impacted the year-to-year comparison by $69 million.

5

Capital Structure/Liquidity
Fourth quarter net cash provided by operating activities was $380 million compared to $751 million in the prior year quarter. The difference between the two periods resulted primarily from a higher level of working capital and the impact of the prior year having six additional calendar days, which positively impacted the cash provided by operating activities in the 2004 period. Capital expenditures for the quarter were $222 million compared to $245 million in the prior year period. Full year net cash provided by operating activities was $502 million compared to $787 million in the prior year. The decrease of $285 million was primarily driven by an increase in working capital and an increased level of pension funding. Capital expenditures for the 2005 year were $503 million compared to $493 million in the prior year.
As of December 31, 2005, the Company had $3,236 million of debt and $676 million of cash and marketable securities, resulting in net debt (defined as debt less cash and marketable securities) of $2,560 million, which includes $244 million of net debt associated with the Dalphimetal acquisition. When compared to the prior year level, net debt at year-end increased by $188 million and declined by $56 million after excluding the impact of the Dalphimetal acquisition.
Subsequent Event
On February 2, 2006, the Company’s wholly owned subsidiary, Lucas Industries Limited, completed the tender for its outstanding GBP 94.6 million 10.875% bonds (“Lucas Bonds”). The transaction was funded with cash on hand. Additionally, as a result of the transaction, the Company will incur a $57 million charge for loss on retirement of debt during the first quarter of 2006, which reflects the difference between the tender amount and the book value of debt at the time of the transaction.
2006 Outlook
For full-year 2006, the Company expects revenue in the range of $12.8 to $13.2 billion and earnings per diluted share in the range of $1.05 to $1.30, which includes the $57 million charge related to the retirement of the Lucas Bonds. Earnings per diluted share excluding this charge are expected to be in the range of $1.60 to $1.85.

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This guidance range reflects restructuring expenses of approximately $50 million, includes the annualized effect for the adoption of FASB Statement No. 123 Revised (recognition of expenses related to stock based compensation) and assumes an effective tax rate approximately consistent with the 2005 rate of 44%, which excludes the previously discussed one-time adjustments. Lastly, the Company estimates capital expenditures will total approximately 4% of sales for the year.
Mr. Plant commented, “The level of uncertainty surrounding the 2006 environment is daunting as severe economic strain continues to take its toll on bottom lines and is reshaping the vehicle and component industry as we know it today. With that said, we have set expectations for the 2006 year that will again pose a significant test to our highly disciplined operational programs and will require significant effort to achieve.”
For the first quarter of 2006, the Company expects revenue of approximately $3.3 billion and earnings per diluted share ranging from breakeven to $0.15. This guidance includes the previously discussed $57 million loss on retirement of debt. Earnings excluding this amount are expected to be in the range $0.55 to $0.70 per diluted share. Also included in earnings guidance are expected pre-tax restructuring costs of approximately $9 million.
Fourth Quarter and Full Year 2005 Conference Call
The Company will host its fourth-quarter 2005 conference call at 9:00 a.m. (EST) today, Tuesday, February 21, to discuss financial results and other related matters. To access the conference call, U.S. locations should dial (877) 852-7898, and locations outside the U.S. should dial (706) 634-1095.
A replay of the conference call will be available approximately two hours after the conclusion of the call and accessible for approximately one week. To access the replay, U.S. locations should dial (800) 642-1687, and locations outside the U.S. should dial (706) 645-9291. The replay code is 4565403. A live audio web cast and subsequent replay of the conference call will also be available on the Company’s website at www.trwauto.com/results.

7

Reconciliation to GAAP
In addition to GAAP results included within this press release, the Company has provided certain information, which is not calculated according to GAAP (“non-GAAP”). Management believes these non-GAAP measures are useful to evaluate operating performance and/or regularly used by security analysts, institutional investors and other interested parties in the evaluation of the Company. Non-GAAP measures are not purported to be a substitute for any GAAP measure and as calculated, may not be comparable to other similarly titled measures of other companies.
For a reconciliation of non-GAAP measures to the closest GAAP measure and for share amounts used to derive earnings per share, please see the financial schedules that accompany this release.
About TRW
With 2005 sales of $12.6 billion, TRW Automotive ranks among the world’s leading automotive suppliers. Headquartered in Livonia, Michigan, USA, the Company, through its subsidiaries, employs approximately 63,000 people in 25 countries. TRW Automotive products include integrated vehicle control and driver assist systems, braking systems, steering systems, suspension systems, occupant safety systems (seat belts and airbags), electronics, engine components, fastening systems and aftermarket replacement parts and services. All references to “TRW Automotive”, “TRW” or the “Company” in this press release refer to TRW Automotive Holdings Corp. and its subsidiaries, unless otherwise indicated. TRW Automotive news is available on the internet at www.trwauto.com.
Forward-Looking Statements
This release contains statements that are not statements of historical fact, but instead are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve risks and uncertainties. Our actual results could differ materially from those contained in forward-looking statements made in this release. Such risks, uncertainties and other important factors which could cause our actual results to differ materially from those contained in our forward-looking statements are set forth in our Report on Form 10-K for the fiscal year ended December 31, 2004 (the “10-K”) and our Reports on Form 10-Q for the quarters

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ended April 1, July 1 and September 30, 2005, and include: our ability to successfully integrate Dalphimetal’s operations into the Company, which includes the retention of their customer base; possible production cuts or restructuring by our customers; efforts by our customers to consolidate their supply base; escalating pricing pressures from our customers; severe inflationary pressures impacting the market for commodities; non-performance by, or insolvency of, our suppliers and customers, which may be exacerbated by recent bankruptcies; our substantial leverage; interest rate risk arising from our variable rate indebtedness; product liability and warranty and recall claims; our dependence on our largest customers; loss of market share by domestic vehicle manufacturers; limitations on flexibility in operating our business contained in our debt agreements; fluctuations in foreign exchange rates; the possibility that our owners’ interests will conflict with ours; work stoppages or other labor issues at our facilities or at the facilities of our customers or suppliers and other risks and uncertainties set forth under “Risk Factors” in the 10-K and in our other SEC filings. We do not intend or assume any obligation to update any of these forward-looking statements.
# # #

9

TRW Automotive Holdings Corp.
Index of Condensed Consolidated Financial Information

Page
Consolidated Statements of Operations (unaudited) for the three months ended December 31, 2005 and December 31, 2004	A2

Consolidated Statements of Operations for the years ended December 31, 2005 (unaudited) and December 31, 2004	A3

Consolidated Balance Sheets as of December 31, 2005 (unaudited) and December 31, 2004	A4

Condensed Consolidated Statements of Cash Flows for the years ended December 31, 2005 (unaudited) and December 31, 2004	A5

Reconciliation of GAAP Net Earnings (Losses) to EBITDA (unaudited) for the three months and years ended December 31, 2005 and December 31, 2004	A6

Reconciliation of GAAP Net Earnings to Adjusted Earnings (unaudited) for the three months ended December 31, 2005	A7

Reconciliation of GAAP Net Earnings to Adjusted Earnings (unaudited) for the year ended December 31, 2005	A8

Reconciliation of Impact of Debt Retirement and Income Tax Items (unaudited) for the three months ended December 31, 2004	A9

Reconciliation of Impact of Debt Retirement and Income Tax Items (unaudited) for the year ended December 31, 2004	A10
The accompanying unaudited consolidated financial information and reconciliation schedules should be read in conjunction with the TRW Automotive Holdings Corp. Form 10-K for the year ended December 31, 2004 and Forms 10-Q for the quarterly periods ended April 1, 2005, July 1, 2005 and September 30, 2005 as filed with the United States Securities and Exchange Commission on February 23, 2005, May 5, 2005, August 2, 2005, and November 1, 2005, respectively.

A1

TRW Automotive Holdings Corp.
Consolidated Statements of Operations
(Unaudited)

	Three Months Ended
	December 31,
(In millions, except per share amounts)	2005	2004
Sales	$3,136	$3,186
Cost of sales	2,806	2,841

Gross profit	330	345
Administrative and selling expenses	93	127
Research and development expenses	54	59
Amortization of intangible assets	9	8
Restructuring charges and asset impairments	51	20
Other income — net	(10)	—

Operating income	133	131
Interest expense — net	57	69
Loss on retirement of debt	—	119
Accounts receivable securitization costs	1	—
Equity in earnings of affiliates, net of tax	(8)	(4)
Minority interest, net of tax	2	2

Earnings (losses) before income taxes	81	(55)
Income tax expense	22	7

Net earnings (losses)	$59	$(62)

Basic earnings (losses) per share:
Earnings (losses) per share	$0.59	$(0.63)

Weighted average shares	99.2	99.0

Diluted earnings per share:
Earnings per share	$0.57	N/A

Weighted average shares	102.9	N/A

A2

TRW Automotive Holdings Corp.
Consolidated Statements of Operations

	Years Ended
	December 31,
	2005	2004
(In millions, except per share amounts)	(Unaudited)
Sales	$12,643	$12,011
Cost of sales	11,249	10,681

Gross profit	1,394	1,330
Administrative and selling expenses	490	513
Research and development expenses	203	174
Amortization of intangible assets	33	33
Restructuring charges and asset impairments	107	38
Other expense (income) — net	8	(8)

Operating income	553	580
Interest expense — net	228	250
Loss on retirement of debt	7	167
Accounts receivable securitization costs	3	2
Equity in earnings of affiliates, net of tax	(20)	(15)
Minority interest, net of tax	7	12

Earnings before income taxes	328	164
Income tax expense	124	135

Net earnings	$204	$29

Basic earnings per share:
Earnings per share	$2.06	$0.30

Weighted average shares	99.1	97.8

Diluted earnings per share:
Earnings per share	$1.99	$0.29

Weighted average shares	102.3	100.5

A3

TRW Automotive Holdings Corp.
Consolidated Balance Sheets

	As of
(Dollars in millions)	December 31,
	2005	2004
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$659	$790
Marketable securities	17	19
Accounts receivable — net	1,948	1,813
Inventories	702	684
Prepaid expenses	73	34
Deferred income taxes	200	176

Total current assets	3,599	3,516

Property, plant and equipment — net	2,538	2,635
Goodwill	2,293	2,357
Intangible assets — net	769	763
Prepaid pension cost	222	190
Deferred income taxes	100	91
Other assets	709	562

Total assets	$10,230	$10,114

Liabilities, Minority Interests and Stockholders’ Equity

Current liabilities:
Short-term debt	$98	$40
Current portion of long-term debt	37	19
Trade accounts payable	1,865	1,887
Accrued compensation	280	309
Income taxes	271	233
Other current liabilities	1,039	992

Total current liabilities	3,590	3,480

Long-term debt	3,101	3,122
Post-retirement benefits other than pensions	917	959
Pension benefits	795	843
Deferred income taxes	230	268
Long-term liabilities	283	272

Total liabilities	8,916	8,944
Minority interests	106	65
Commitments and contingencies
Stockholders’ equity:
Capital stock	1	1
Treasury stock	—	—
Paid-in-capital	1,142	1,131
Retained earnings (accumulated deficit)	132	(72)
Accumulated other comprehensive (losses) earnings	(67)	45

Total stockholders’ equity	1,208	1,105

Total liabilities, minority interests, and stockholders’ equity	$10,230	$10,114

A4

TRW Automotive Holdings Corp.
Condensed Consolidated Statements of Cash Flows

	Years Ended
(Dollars in millions)	December 31,
	2005	2004
	(Unaudited)
Operating Activities
Net earnings	$204	$29
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	509	497
Pension and other post-retirement benefits, net of contributions	(157)	(73)
Loss on retirement of debt	7	167
Other — net	34	92
Changes in assets and liabilities, net of effects of businesses acquired or divested	(95)	75

Net cash provided by operating activities	502	787

Investing Activities
Capital expenditures including other intangibles	(503)	(493)
Acquisitions, net of cash acquired and transaction fees	(134)	(5)
Purchase price adjustments and related settlements	2	40
Investment in affiliates	(8)	—
Net proceeds from asset sales and divestitures	4	89
Other — net	—	(1)

Net cash used in investing activities	(639)	(370)

Financing Activities
Increase in short-term debt	9	18
Redemption of long-term debt	(1,603)	(1,867)
Repurchase of Seller Note	—	(534)
Proceeds from issuance of long-term debt	1,635	1,593
Debt issue costs	(6)	(15)
Issuance of capital stock (net of fees)	143	635
Repurchase of capital stock	(143)	(319)
Proceeds from exercise of stock options	3	—

Net cash provided by (used in) financing activities	38	(489)
Effect of exchange rate changes on cash	(32)	34

Decrease in cash and cash equivalents	(131)	(38)
Cash and cash equivalents at beginning of period	790	828

Cash and cash equivalents at end of period	$659	$790

A5

TRW Automotive Holdings Corp.
Reconciliation of GAAP Net Earnings (Losses) to EBITDA
(Unaudited)
The reconciliation schedules below should be read in conjunction with the TRW Automotive Holdings Corp. Form 10-K for the year ended December 31, 2004 and Forms 10-Q for the quarterly periods ended April 1, 2005, July 1, 2005, and September 30, 2005, which contain summary historical data.
The EBITDA measure calculated in the following schedules is a measure used by management to evaluate operating performance. Management believes that EBITDA is a useful measurement because it is frequently used by securities analysts, institutional investors and other interested parties in the evaluation of companies in our industry.
EBITDA is not a recognized term under GAAP and does not purport to be an alternative to net earnings (losses) as an indicator of operating performance, or to cash flows from operating activities as a measure of liquidity. Additionally, EBITDA is not intended to be a measure of free cash flow for management’s discretionary use, as it does not consider certain cash requirements such as interest payments, tax payments and debt service requirements. Because not all companies use identical calculations, this presentation of EBITDA may not be comparable to other similarly titled measures of other companies.

	Three Months Ended
	December 31,
(Dollars in millions)	2005	2004
GAAP net earnings (losses)	$59	$(62)
Income tax expense	22	7
Interest expense, net of interest income	57	69
Loss on retirement of debt	—	119
Accounts receivable securitization costs	1	—
Depreciation and amortization	129	131

EBITDA	$268	$264

	Years Ended
	December 31,
(Dollars in millions)	2005	2004
GAAP net earnings	$204	$29
Income tax expense	124	135
Interest expense, net of interest income	228	250
Loss on retirement of debt	7	167
Accounts receivable securitization costs	3	2
Depreciation and amortization	509	497

EBITDA	$1,075	$1,080

A6

TRW Automotive Holdings Corp.
Reconciliation of GAAP Net Earnings to Adjusted Earnings
(Unaudited)
Administrative and selling expenses for the three months ended December 31, 2005 included an adjustment for a reduction in litigation-related reserves of approximately $18 million. Such adjustment carries zero tax expense due to the Company’s tax loss position.
The following adjustment excludes the litigation reserve adjustment to show the impact as if this adjustment had not occurred.

	Three Months		Three Months
	Ended		Ended
	December 31, 2005		December 31, 2005
(In millions, except per share amounts)	Actual	Adjustments	Adjusted
Sales	$3,136	$—	$3,136
Cost of sales	2,806	—	2,806

Gross profit	330	—	330
Administrative and selling expenses	93	18 (a)	111
Research and development expenses	54	—	54
Amortization of intangible assets	9	—	9
Restructuring charges and asset impairments	51	—	51
Other income — net	(10)	—	(10)

Operating income	133	(18)	115
Interest expense, net	57	—	57
Account receivable securitization costs	1	—	1
Equity in earnings of affiliates, net of tax	(8)	—	(8)
Minority interest, net of tax	2	—	2

Earnings before income taxes	81	(18)	63
Income tax expense	22	—	22

Net earnings	$59	$(18)	$41

Effective tax rate	27%		35%

Basic earnings per share:
Earnings per share	$0.59		$0.41

Weighted average shares	99.2		99.2

Diluted earnings per share:
Earnings per share	$0.57		$0.40

Weighted average shares	102.9		102.9

(a)	Reflects the elimination of the litigation reserve adjustment.

A7

TRW Automotive Holdings Corp.
Reconciliation of GAAP Net Earnings to Adjusted Earnings
(Unaudited)
In conjunction with the Company’s May 3, 2005 repurchase of approximately €48 million principal amount of its 10 1/8% Senior Notes, the Company incurred $7 million of losses on retirement of debt consisting of $6 million of related redemption premium and $1 million for write-off of deferred debt issuance costs. Such debt retirement expenses carry zero tax benefit due to the Company’s tax loss position.
Income tax expense for the year ended December 31, 2005 includes a one-time benefit of $17 million resulting from a tax law change in Poland related to investment tax credits for companies operating in certain special economic zones within the country. The investment tax credits replace the tax holiday that was previously in effect for the Company.
Administrative and selling expenses for the year ended December 31, 2005 included an adjustment for a reduction in litigation-related reserves of approximately $18 million. Such adjustment carries zero tax expense due to the Company’s tax loss position.
The following adjustments exclude the litigation reserve adjustment and the loss on retirement of debt, as well as the one-time income tax benefit, to show the impact as if these transactions had not occurred.

	Year Ended			Year Ended
	December 31, 2005			December 31, 2005
(In millions, except per share amounts)	Actual	Adjustments		Adjusted
Sales	$12,643	$—		$12,643
Cost of sales	11,249	—		11,249

Gross profit	1,394	—		1,394
Administrative and selling expenses	490	18	(a)	508
Research and development expenses	203	—		203
Amortization of intangible assets	33	—		33
Restructuring charges and asset impairments	107	—		107
Other expense — net	8	—		8

Operating income	553	(18)		535
Interest expense, net	228	—		228
Loss on retirement of debt	7	(7	)(b)	—
Account receivable securitization costs	3	—		3
Equity in earnings of affiliates, net of tax	(20)	—		(20)
Minority interest, net of tax	7	—		7

Earnings before income taxes	328	(11)		317
Income tax expense	124	17	(c)	141

Net earnings	$204	$(28)		$176

Effective tax rate	38%			44%

Basic earnings per share:
Earnings per share	$2.06			$1.78

Weighted average shares	99.1			99.1

Diluted earnings per share:
Earnings per share	$1.99			$1.72

Weighted average shares	102.3			102.3

(a)	Reflects the elimination of the litigation reserve adjustment.

(b)	Reflects the elimination of the loss on retirement of debt incurred in conjunction with repurchase of a portion of the Company’s 10 1/8% Senior Notes.

(c)	Reflects the elimination of one-time income tax benefit related to a tax law change in Poland.
A8

TRW Automotive Holdings Corp.
Reconciliation of Impact of Debt Retirement
and Refinancing Transactions
(Unaudited)
In conjunction with the Company’s November 2, and December 17, 2004 refinancings of its senior secured credit facilities and repurchase of a $600 million seller note issued in conjunction with the Acquisition (the “Seller Note”), the Company incurred $119 million of losses on retirement of debt, as well as $6 million in other debt retirement expenses, primarily write-off of debt issuance fees and refinancing related fees. Such debt retirement expenses were U.S.-based, and therefore carry zero tax benefit due to the Company’s tax loss position in this jurisdiction.
The following adjustments exclude the loss on retirement of debt and other debt retirement expenses, as well as the related income tax effects of such adjustments, to show the impact as if the refinancing transactions had not occurred.

							Three Months
	Three Months	Debt		Three Months			Ended
	Ended	Retirement		Ended			December 31,
	December 31,	And		December 31,			2004
	2004	Refinancing		2004	NOL		Adjusted for
(In millions, except per share amounts)	Actual	Adjustments		Adjusted	Adjustments		NOL
Operating income	$131	$—		$131	$—		$131
Interest expense, net	69	(6	)(a)	63	—		63
Loss on retirement of debt	119	(119	)(b)	—	—		—
Equity in earnings of affiliates, net of tax	(4)	—		(4)	—		(4)
Minority interest, net of tax	2	—		2	—		2

Earnings (losses) before income taxes	(55)	125		70	—		70
Income tax expense	7	—	(c)	7	29	(d)	36

Net earnings (losses)	$(62)	$125		$63	$(29)		$34

Effective tax rate	NM			10%			51%

Basic earnings (losses) per share:
Earnings (losses) per share	$(0.63)						$0.34

Weighted average shares	99.0						99.0

Diluted earnings (losses) per share:
Earnings (losses) per share	$(0.63)						$0.34

Weighted average shares	99.0						101.3

(a)	Consists of $3 million of refinancing related fees and $3 million of accelerated amortization of deferred debt issuance costs associated with the refinancing transactions which are included in interest expense.

(b)	Represents $119 million loss on retirement of debt associated with the refinancing transactions.

(c)	Reflects no income tax impact for the adjustment that eliminates the current year losses in the applicable tax jurisdiction because the resulting tax expense would be offset by the assumed utilization of prior year NOL carryforwards. There is no certainty as to when or if these NOL’s will be utilized, however, they are continually evaluated as part of our tax planning strategy.

(d)	Reflects the elimination of an assumed one-time impact related to utilizing the NOL carryforwards.

NM =	not meaningful

A9

TRW Automotive Holdings Corp.
Reconciliation of Impact of Debt Retirement
and Refinancing Transactions
(Unaudited)
In conjunction with the Company’s January 9, November 2, and December 17, 2004 refinancings of its senior secured credit facilities, the repurchase of senior notes and senior subordinated notes with the proceeds of its initial public offering and repurchase of a $600 million seller note issued in conjunction with the Acquisition (the “Seller Note”), the Company incurred $167 million of losses on retirement of debt, as well as $6 million in other debt retirement expenses, primarily write-off of debt issuance fees and refinancing related fees. Such debt retirement expenses were U.S.-based, and therefore carry zero tax benefit due to the Company’s tax loss position in this jurisdiction.
The following adjustments exclude the loss on retirement of debt and other debt retirement expenses, as well as the related income tax effects of such adjustments, to show the impact as if the refinancing transactions had not occurred.

		Debt					Year Ended
	Year Ended	Retirement		Year Ended			December 31,
	December 31,	and		December 31,			2004
	2004	Refinancing		2004	NOL		Adjusted for
(In millions, except per share amounts)	Actual	Adjustments		Adjusted	Adjustments		NOL
Operating income	$580	$—		$580	$—		$580

Interest expense, net	250	(6	)(a)	244	—		244
Loss on retirement of debt	167	(167	)(b)	—	—		—
Accounts receivable securitization costs	2	—		2	—		2
Equity in earnings of affiliates, net of tax	(15)	—		(15)	—		(15)
Minority interest, net of tax	12	—		12	—		12

Earnings before income taxes	164	173		337	—		337
Income tax expense	135	—	(c)	135	29	(d)	164

Net earnings	$29	$173		$202	$(29)		$173

Effective tax rate	82%			40%			49%

Basic earnings per share:
Earnings per share	$0.30						$1.77

Weighted average shares	97.8						97.8

Diluted earnings per share:
Earnings per share	$0.29						$1.72

Weighted average shares	100.5						100.5

(a)	Consists of $3 million of refinancing related fees and $3 million of accelerated amortization of deferred debt issuance costs associated with the refinancing transactions which are included in interest expense.

(b)	Represents $167 million loss on retirement of debt associated with the refinancing transactions.

(c)	Reflects no income tax impact for the adjustment that eliminates the current year losses in the applicable tax jurisdiction because the resulting tax expense would be offset by the assumed utilization of prior year NOL carryforwards. There is no certainty as to when or if these NOL’s will be utilized, however, they are continually evaluated as part of our tax planning strategy.

(d)	Reflects the elimination of an assumed one-time impact related to utilizing the NOL carryforwards.

A10